SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)


             Virginia                                   54-0857512
    (State of incorporation or                        (IRS employer
           organization)                           identification no.)

       10 South Sixth Street
        Richmond, Virginia
  (Address of principal executive                         23219
             offices)                                   (Zip code)

If  this   form   relates   to  the         If  this  form   relates   to  the
registration    of   a   class   of         registration   of   a   class   of
securities   pursuant   to  Section         securities   pursuant  to  Section
12(b)  of the  Exchange  Act and is         12(g) of the  Exchange  Act and is
effective   pursuant   to   General         effective   pursuant   to  General
Instruction  A.(c),   please  check         Instruction  A.(d),  please  check
the following box. |X|                      the following box. |_|


  Securities Act registration statement file number to which this form relates:
                                    333-27221


        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

     8 1/2% Monthly Income Notes
             Due 2008                         New York Stock Exchange, Inc.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

      This registration statement relates to the registration with the Securities and Exchange Commission of 8 1/2% Monthly Income Notes Due 2008 (the "Monthly Income Notes") of United Dominion Realty Trust, Inc., a Virginia corporation (the "Registrant"). A description of the Monthly Income Notes is incorporated herein by reference to the Section entitled "Description of Offered Securities" in the Registrant's Prospectus Supplement relating to the Notes to be filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) subsequent to the date hereof and the Section entitled "Description of Debt Securities" in the related prospectus contained in the Company's registration statement on Form S-3 (file number 333-27221) filed with the SEC on May 15, 1997 as amended on May 21, 1997.

Item 2. Exhibits.

      The following exhibits are filed as a part hereof:

      1.    Form of Monthly Income Note.

      2.    Indenture between the Registrant and First Union National
            Bank of Virginia, as Trustee (filed as Exhibit 4(ii)(h)(1) to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-10524), and incorporated by reference herein).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    UNITED DOMINION REALTY TRUST, INC.
                                    (Registrant)



                              By:   /s/ Katheryn E. Surface
                                    ----------------------------------
                                    Name:  Katheryn E. Surface
                                    Title: Senior Vice President, Secretary
                                           and General Counsel


Dated:  November 11, 1998

                                  EXHIBIT INDEX


                                                                   Sequentially
                                                                   Numbered
Exhibit No.      Description                                       Pages
--------------   -----------------------------------------------   -------------

      1          Form of Monthly Income Note

      2          Indenture between the Registrant and First Union
                 National Bank of Virginia, as Trustee (filed as Exhibit 4(ii)(h)(1) to the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-10524), and incorporated by reference herein).